Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-195231) of Amber Road, Inc., of our report dated June 27, 2014, except for Note 6 and the second paragraph of Note 14 as to which the date is May 18, 2015 relating to the consolidated financial statements of ecVision (International) Inc., which appears in the current report on Form 8-K/A of Amber Road, Inc. dated May 18, 2015.

/s/ PricewaterhouseCoopers
Hong Kong, May 18, 2015